Exhibit 99.1

PPT-020-AnalystMeet-108 Analyst Meeting January 30, 2008

EXCO Resources, Inc. PPT-020-AnalystMeet-108 2 Forward Looking Statements This presentation contains forward-looking statements, as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These forward-looking statements relate to, among other things, the following: • our future financial and operating performance and results; • our business strategy; • market prices; • our future commodity price risk management activities; and • our plans and forecasts. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use the words "may," "expect," "anticipate," "estimate," " believe," "continue," "intend," " plan," "budget" and other similar words to identify forward-looking statements. You should read statements that contain these words carefully because they discuss future expectations, contain projections of results of operations or of our financial condition and/or state other "forward-looking" information. We do not undertake any obligation to update or revise publicly any forward-looking statements, except as required by law. These statements also involve risks and uncertainties that could cause our actual results or financial condition to materially differ from our expectations in this presentation, including, but not limited to: • fluctuations in prices of oil and natural gas; • future capital requirements and availability of financing; • estimates of reserves ; • geological concentration of our reserves; • risks associated with drilling and operating wells; • risks associated with operation of natural gas pipelines and gathering systems; • discovery, acquisition, development and replacement of oil and natural gas reserves ; • cash flow and liquidity; • timing and amount of future production of oil and natural gas; • availability of drilling and production equipment; • marketing of oil and natural gas; • developments in oil-producing and natural gas-producing countries; • competition; • litigation; • general economic conditions; • governmental regulations ; • receipt of amounts owed to us by purchasers of our production and counterparties to our commodity price risk management contracts ; • hedging decisions, including whether or not to enter into derivative financial instruments; • actions of third party co-owners of interests in properties in which we also own an interest; • fluctuations in interest rates; and • our ability to effectively integrate companies and properties that we acquire

(continued)

Forward Looking Statements

We believe that it is important to communicate our expectations of future performance to our investors. However, events may occur in the future that we are unable to accurately predict, or over which we have no control. You are cautioned not to place undue reliance on a forward-looking statement. When considering our forward-looking statements, keep in mind the risk factors and other cautionary statements in this presentation, and the risk factors included in the Annual Report on Form 10-K for the year ended December 31, 2006.

Our revenues, operating results, financial condition and ability to borrow funds or obtain additional capital depend substantially on prevailing prices for oil and natural gas. Declines in oil or natural gas prices may materially adversely affect our financial condition, liquidity, ability to obtain financing and operating results. Lower oil or natural gas prices also may reduce the amount of oil or natural gas that we can produce economically. A decline in oil and/or natural gas prices could have a material adverse effect on the estimated value and estimated quantities of our oil and natural gas reserves, our ability to fund our operations and our financial condition, cash flow, results of operations and access to capital. Historically, oil and natural gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile. Historical proved reserves in this presentation are based on historical pricing. Current reserve estimates are based on $60 oil and $8 natural gas, adjusted for differentials.

This presentation includes certain Non-GAAP financial measures. Definitions and reconciliations of Non-GAAP financial measures can be found in our quarterly and annual financial presentations included under the investor relations section of our website at www.excoresources.com.

The SEC has generally permitted oil and natural gas companies, in filings made with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use the terms "probable," "possible," "potential," "unproved," or "developing potential, to describe volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC's guidelines strictly prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by the company. While we believe our calculations of unproved drillsites and estimation of unproved reserves have been appropriately risked and are reasonable, such calculations and estimates have not been reviewed by third party engineers or appraisers. Investors are urged to consider closely the disclosure in our Annual Report on Form 10-K for the year ended December 31, 2006 available on our website at www.excoresources.com under the Investor Relations tab or by calling us at 214-368-2084.

In addition, the SEC mandates the use of spot cash prices only when estimating reserves disclosed in filings made with the SEC. The reserve estimates provided in this presentation reflect, where stated, either NYMEX strip futures, our acquisition pricing, or an $8.00 per Mcf natural gas and $60.00 per barrel oil pricing which is not consistent with SEC case estimates.

EXCO Resources, Inc. | 3

EXCO Resources, Inc. PPT-020-AnalystMeet-108 4 Agenda Introduction Doug Miller Steve Smith Asset Overview Hal Hickey John Jacobi Financial Overview Paul Rudnicki Regional Overviews East Texas / North Louisiana Mike Chambers Harold Jameson Bill Chaney Mid-Continent Charles Evans Permian Tommy Knowles Rockies Bill Reinhart Appalachia Wendy Straatmann

EXCO Resources, Inc. PPT-020-AnalystMeet-108 5 Disciplined Growth Strategy EXCO’s formula for creating equity value enables us to deliver strong, sustainable equity returns over the long term

EXCO Resources, Inc. PPT-020-AnalystMeet-108 6 Key Investment Highlights • Outstanding Track Record – 38.5% annualized growth in common share value since 1998 – 42%and 71% compounded growth rates in production and reserves since 2004 • Outstanding Reserve Base(1) – 1.9 Tcfe proved reserves – 2.3 Tcfe low risk unproved reserves – 4.4 Tcfe additional higher risk potential • Strong Inventory of Drilling Locations and Acreage – Approximately 10,000 engineered, low risk drilling locations; over 900 engineered exploitation projects – 1.5 million net acres including over 350,000 net acres of Marcellus shale potential in Appalachia and over 130,000 acres of potential in Wyoming – Approximately 9,000 additional potential locations • Experienced Management Team with Significant Insider Ownership – Average 20+ years of public/private experience – Management and ALL employees own 15.2% of shares on a fully diluted basis – Outside board members own 23.6%of shares on a fully diluted basis – Focused on equity returns • Competitive Industry Position – Top 25 US domestic oil and gas company in reserves and production, including the majors – 377 Mmcfe production per day – $5.7 billion enterprise value Our track record and reserve base have positioned us as a Top 25 oil and natural gas company (1) The reserve estimates provided throughout this document reflect $8 per Mcf natural gas and $60 barrel oil pricing, unless otherwise stated.

EXCO Resources, Inc. PPT-020-AnalystMeet-108 7 Business Strategy Value creation from acquisitions occurs from effective development and efficient operation of our asset base • Acquire quality assets – Long life is key – 50-75% producing – 25-50% non-producing upside – Focus on key areas with follow-on acquisition opportunities Appalachia East Texas Mid-Continent Permian PDP R/P, years 20+ 10+ 10+ 10+ Terminal Decline Rate 4-6% 6-8% 8-10% 4-6% Drilling Success 99% 95% 95% 95% Operators 3,100 1,000 5,300 1,600 NYMEX, $ +0.30 to +0.80 -0.25 to -0.35 -0.60 to -1.00 -0.40 to -0.60 • Develop and exploit – Limit development capital to 50-75% of EBITDA – Reserve 25-50% of EBITDA for acquisitions and debt reduction – Pursue “Resource Play” opportunities; stand alone or joint venture depending on risks • Focus on cost efficient, cost effective operations – Target less than $1.00 per Mcfe of lifting cost – Lowered unit operating cost from $1.26 in Q1 2007 to $1.00 in Q4 2007 (excludes production taxes) – Cost reduction initiatives being executed across the company

EXCO Resources, Inc. PPT-020-AnalystMeet-108 8 1,794 1,902 4,406 223 263 218 366 2,290 2,290 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 Proved Reserves as of 12-31-03 Proved Reserves Acquir ed Discoveries and Extensions Reserves Produced Dispositions Identified Probable & Possible Identified Potential Total Reserve Base as of 12-31-07 Reserves (Bcfe) 4,406 Execution of Acquisition Strategy: Dec 2003 - Dec 2007 Identifying additional unbooked upside on acquired assets provides future growth opportunities and value creation • Acquired 1.8 Tcfe at $2.38 per Mcfe • Added 366 Bcfe at $2.16 per Mcfe through the drill-bit • Identified additional 2.3 Tcfe of low-risk unprov ed upside on acquired reserves • Identified additional 4.4 Tcfe of potential upside on acquired reserves • All-in-cost is $1.17 $1.17 per Mcfe for 4.2 Tcfe of 3P reserves • All-in-cost is $0.58 $0.58 per Mcfe for 8.6 Tcfe of total reserves 24% increase in prov ed reserves Low-risk growth High-impact f uture growth 8,598 Proved Reserves Probable / Possible Reserves Developing Potential

EXCO Resources, Inc. PPT-020-AnalystMeet-108 9 Acquisition Economics are Driven by Market Conditions Accretive acquisitions can be made in various price environments $0.67 $0.54 $0.56 $0.98 $0.84 $0.90 $1.22 $1.83 $2.41 $1.65 $1.87 $3.12 $3.07 $4.12 $4.88 $7.01 $5.83 $1.71 $2.83 $6.82 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 0% 1% 2% 3% 4% 5% 6% 7% $2.32 $2.42 $3.81 $4.06 $3.65 $5.13 $6.11 $8.53 23% 18% 20% 20% 29% 22% 24% 15% Acquisition cost as % of NYMEX gas prices 3-mo LIBOR $8.83 21% $8.24 29% Acquisition cost ($/Mcfe) Margin to NYMEX 3-mo LIBOR • Although acquisition costs per Mcfe have risen, the margin to NYMEX has been strong • Cost of leverage is at relatively low levels benefiting equity returns on acquisitions

EXCO Resources, Inc. PPT-020-AnalystMeet-108 10 Execution of Development & Exploitation Strategy: 2004-2007E Spending ˜ 60% of EBITDA on development and exploitation has grown our proved reserves by 24% while leaving free cash to make acquisitions $751 $287 $129 $74 $0 $100 $200 $300 $400 $500 $600 $700 $800 $ Millions Adjusted EBITDA Growth Capital Maintenance Capital Capital as a % of EBITDA 50% 41% 75% 65% 2005 2004 2006 2007E $37 $53 $214 $487 (1) Non-GAAP measure - please see tables on slides 86 and 87 f or reconciliation to most comparable GAAP measure (1)

EXCO Resources, Inc. PPT-020-AnalystMeet-108 11 Free Cash Margin Free cash margin has expanded providing more cash flow for growth $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 $8.00 $9.00 2004 2005 2006 2007E Per Mcfe Free Cash Margin Production Taxes LOE Replacement Cost $2.89 $4.54 $4.55 $4.21 Margin% Free Cash Margin Net Realized Price 63% $4.54 $7.24 57% $2.89 $5.03 59% $4.55 $7.76 54% $4.21 $7.84 $4.21 Free Cash Margin per Mcfe $1.39 Operating Costs per Mcfe $2.24 Replacement Cost per Mcfe $7.84 Realized Price per Mcfe 2007E

EXCO Resources, Inc. PPT-020-AnalystMeet-108 12 Management Team

EXCO Resources, Inc. PPT-020-AnalystMeet-108 13 Management Team Bios • Douglas H. Miller has been the Chairman of the board of directors and Chief Executive Officer of EXCO since December 1997. Mr. Miller was Chairman of the board of directors and Chief Executive Officer of Coda Energy, Inc., or Coda, an independent oil and natural gas company, from October 1989 until November 1997 and served as a director of Coda from 1987 until November 1997. • Stephen F. Smith joined EXCO in June 2004 as Vice Chairman of EXCO's board of directors and was appointed President and Secretary in October 2005. He served as EXCO's Secretary until April 2006. Prior to joining EXCO, Mr. Smith was co-founder and Executive Vice President of Sandefer Oil and Gas, Inc., an independent oil and natural gas exploration and production company, from January 1980 to June 2004. Mr. Smith was one of EXCO's directors from March 1998 to July 2003. Prior to 1980, Mr. Smith was an Audit Partner with Arthur Andersen LLP. • J. Douglas Ramsey, Ph.D., has been the Chief Financial Officer and a Vice President of EXCO since December 1997. Dr. Ramsey was one of EXCO's directors from March 1998 until October 5, 2005. From March 1992 to December 1997, Dr. Ramsey worked for Coda as Financial Analyst and Assistant to the President and then as Financial Planning Manager. Dr. Ramsey also taught finance at Southern Methodist University in their undergraduate and professional MBA programs. • Harold L. Hickeybecame EXCO's Vice President and Chief Operating Officer in October 2005. Prior to October 2005 and beginning in January 2004, Mr. Hickey served as President of EXCO's wholly-owned subsidiary, North Coast Energy, Inc. Mr. Hickey was EXCO's Production and Asset Manager from February 2001 to January 2004. From April 2000 until he joined EXCO, Mr. Hickey was Chief Operating Officer of Inca Natural ResourcesGroup, L.P., an independent oil and natural gas exploration company. Prior to that, Mr. Hickey worked at Mobil Oil Corporation from 1979 until March 2000. • William L. Boeing joined EXCO as Vice President, General Counsel and Secretary in April 2006. From October 1980 to March 2006, Mr. Boeing was initially an associate and later a partner at Haynes and Boone, LLP, a Dallas based law firm. • Mark E. Wilson has been EXCO's Controller and one of its Vice Presidents since August 2005. Mr. Wilson became EXCO's Chief Accounting Officer in November 2006. Prior to joining EXCO, Mr. Wilson served as Vice President and Controller and Chief Financial Officer of Epoch Holding Corporation, a publicly traded investment management and advisory firm and registered investment adviser from September 2000 until August 2005. • John D. Jacobi joined EXCO as one of our Vice Presidents in February 1999. In 1991, he co-founded Jacobi-Johnson Energy, Inc., an independent oil and natural gas producer. He served as its President from January 1997 until the company was sold to us on May 8, 1998.

EXCO Resources, Inc. PPT-020-AnalystMeet-108 14 Management Team Bios • Richard L. Hodges became one of our Vice Presidents in October 2000. He began his career with Texaco, Inc. and has served in various land management capacities with several independent oil and gas companies during the past 27 years. He served as Vice President of Land for Central Resources, Inc. until we acquired the Central properties in September 2000. • Paul B. Rudnicki became our Vice President of Financial Planning and Analysis in August 2006. Prior to that and beginning in July 2003, Mr. Rudnicki served as Financial Planning Manager. Mr. Rudnicki was a Financial Analyst and Assistant to the CFO from June 2000 to July 2003. • Stephen E. Puckett became our Vice President of Reservoir Engineering in December 2006. Mr. Puckett was our Manager of Engineering and Operations from April 2000 until December 2006. From January 1998 until April 2000 he served as a petroleum engineering consultant for Petra Resources, Inc. From March 1993 until January 1998 he worked for Enserch Exploration, Inc. as a reservoir engineer. From May 1981 until January 1993 he was employed by Oryx Energy Company as an operations engineer and reservoir engineer. He is a registered professional engineer in Texas and a member of the Society of Petroleum Engineers. • Michael R. Chambers, Sr. became our Vice President of Operations in February 2007. Prior to joining EXCO Resources, Mr. Chambers was the Operations General Manager for Anadarko’s Eastern Region Operations from August 2006 to February 2007 and Rockies Production Manager from August 2000 to August 2006. Mr. Chambers joined Anadarko in January 2000. Mr. Chambers worked at Mobil Oil Corporation from 1979 until January 2000. • Charles R. Evans joined us in February 1998, became one of our Vice Presidents in March 1998 and was our Chief Operating Officer from December 2000 until October 2005. He currently serves as one of our Vice Presidents. After working for Sun Oil Co., he joined TXO Production Corp. in 1979 and was appointed Vice President of Engineering and Evaluation in 1989. In 1990, he was named Vice President of Engineering and Project Development for Delhi Gas Pipeline Corporation, a natural gas gathering, processing and marketing company. Mr. Evans served as Director-Environmental Affairs and Safety for Delhi until December 1997. • Tommy Knowles joined EXCO’s Appalachian subsidiary North Coast Energy, Inc., in 2004 as its Vice President of Exploration & Production, becoming President in October 2005. In August 2007, Mr. Knowles became Division Vice President – Permian/Rockies. Prior to joining North Coast he was the Sr. Vice President of Exploration & Production with Belden and Blake, having been employed there since 1996. • Wendy L. Straatmann joined EXCO in August 2007 as Division Vice President – Appalachia. Ms. Straatmann has prior Appalachian Basin experience working for Target Energy of Indiana, PA. Most recently, Ms. Straatmann was employed by Dominion Exploration & Production as General Manager – Rocky Mountains. She has also been employed by Phillips Petroleum Company and Samson Resources, Inc. She is a Certified Professional Geologist.

EXCO Resources, Inc. PPT-020-AnalystMeet-108 15 Management Team Bios • Joe D. Ford became our Vice President of Human Resources in November 2007. He has spent his career in various Human Resource management capacities including a subsidiary of General Dynamics (NYSE) as Manager of Human Resources, Comdial Corporation (Nasdaq) as Vice President of Human Resources, and CARBO Ceramics Inc. (NYSE) as Director of Human Resources. • William D. Chaneyis General Manager of our Winchester Operations in North Louisiana and East Texas. Mr. Chaney was formerly Vice President/General Manager of Winchester from 2003 until EXCO’s purchase of Winchester from Progress Energy in October 2006. Mr. Chaney began his career with Exxon in 1973 and has been actively involved with exploration and production activities in the Ark-La-Tex area for over 20 years. • Harold H. Jameson joined EXCO as General Manager of the Vernon Field in May 2007. Prior to EXCO, Mr. Jameson worked at Anadarko Petroleum Corporation from 1991 to April 2007 where he gained valuable experience in a variety of operating areas including onshore, offshore and international businesses in both development and exploration roles. Since 2001, Mr. Jameson has been responsible for Asset Management, Production Engineering and Reservoir Development in the Central Texas, East Texas and North Louisiana operating areas. • William R. Reinhart joined EXCO in January 2006 as its Business Development Geologist. He has over 29 years of industry experience working most of the oil and natural gas producing regions of North America. Prior to January 2006, Mr. Reinhart was an independent consulting geologist and President and CEO of Inca Natural Resources Group, LP, an independent oil and natural gas exploration company. Prior to that, Mr. Reinhart was employed by Mobil Oil Corporation in numerous technical and managerial roles including Vice President of Technology, Gulf of Mexico Business Unit. Mr. Reinhart is a Certified Petroleum Geologist and active member of the American Association of Petroleum Geologists.

PPT-020-AnalystMeet-108 Asset Overview Hal Hickey

EXCO Resources, Inc. PPT-020-AnalystMeet-108 17 East TX / North LA Appalachia Mid- Continent Permian Rockies Total Reserves & Well Summary: Proved Reserves(1) (Bcfe) 1,005 425 316 144 12 1,902 Total Reserves(2) (Bcfe) 2,333 819 468 339 233 4,192 Potential (Bcfe) 388 2,619 100 299 1,000 4,406 Total Reserves + Potential (Bcfe) 2,721 3,438 568 638 1,233 8,598 Production (Mmcfe/d) 243 44 62 26 2 377 Reserve Life(3) (Years) 11.3 26.5 14.0 15.2 16.4 13.8 Well Count (Gross) 1,578 6,743 1,638 287 66 10,312 Well Count (Net) 1,188 6,135 937 229 54 8,543 Acreage, Projects & Budget Summary: Gross / Net Acreage (Thousands) 329/277 863/815 379/222 63/44 148/132 1,781/1,49 2 Gross Drilling Locations (Total / 2008E) 2,660/13 9 6,161/24 7 548/57 684/156 150/9 10,203/60 8 Gross Exploitation Projects (Total / 2008E) 642/25 54/22 183/30 44/3 8/2 931/82 2008 Drilling and Development(4) Budget (Millions) $ 339 $ 69 $ 57 $ 109 $ 15 $ 589 Rigs Drilling 13 3 1 4 1 22 Long Reserve Life and Multi-Year Project Inventory Across All Regions As of December 31, 2007 (1) December 31, 2007 proved reserv es with $8 natural gas and $60 oil pricing, adjusted f or differentials and excluding hedge effects (2) December 31, 2007 proved, probable and possible reserv es with $8 natural gas and $60 oil pricing, adjusted f or differentials and excluding hedge effects (3) Reserv e lif e based on proved reserv es and annualized production (4) Includes drilling and completion, exploitation, operations and other capital; Midstream and IT capital not included Note: We operate 9,273 of the 10,312 gross wells and 8,268 of the 8,543 net wells.

EXCO Resources, Inc. PPT-020-AnalystMeet-108 18 12 Bcfe Proved (<1%) 233 Bcfe 3P (5%) 1,233 Bcfe 3P+ (14%) 2 Mmcfe/d (1%) Proved Reserves = 1,902 Bcfe 3P Reserves = 4,192 Bcfe 3P+ Reserves = 8,598 Bcfe Rockies 144 Bcfe Proved (8%) 339 Bcfe 3P (8%) 638 Bcfe 3P+ (7%) 26 Mmcfe/d (7%) Permian Basin 425 Bcfe Proved (22%) 819 Bcfe 3P (20%) 3,438 Bcfe 3P+ (40%) 44 Mmcfe/d (12%) Appalachia 316 Bcfe Proved (17%) 468 Bcfe 3P (11%) 568 Bcfe 3P+ (7%) 62 Mmcfe/d (16%) Mid-Continent 1,005 Bcfe Proved (53%) 2,333 Bcfe 3P (56%) 2,721 Bcfe 3P+ (32%) 243 Mmcfe/d (64%) East Texas / North Louisiana Current Production = 377 Mmcfe/d Reserve Base Our regionally focused reserve base totals approximately 8.6 Tcfe

EXCO Resources, Inc. PPT-020-AnalystMeet-108 19 Rockies Permian Basin East Texas / North Louisiana Undrilled, Low-Risk Upside Totals Approximately 2.9 Tcfe PUD Reserves = 565 Bcfe PRB Reserves = 716 Bcfe POS Reserves = 1,574 Bcfe 226 Bcfe • Lance, Fort Union, Tensleep, Frontier, Mesa Verde formations • Conventional limestone traps at 5,000’-17,500’ • 150 locations • 1 to 2 rigs drilling in 2008 • Average capital per well - $0.5MM to $7.0MM • Average EUR per well - 0.5 to 4.0 Bcfe 250 Bcfe • Canyon Sands, Canyon Reefs, Wolfcamp Reefs and Clearfork Carbonates • Typical depths of 7,000’-9,000’, testing shallow oil at 4,000’ • 684 locations • 3 to 4 rigs drilling in 2008 • Average capital per well – $700,000 • Average EUR per well – 0.4 to 0.5 Bcfe 559 Bcfe • Shallow oil and gas “resource play” • Multiple conventional and shale formations 2,000’ – 6,000’ • 6,161 locations • 6 to 8 rigs drilling in 2008 • Average capital per well – $250,000 • Average EUR per well – 130 Mmcfe 204 Bcfe • Cherokee, Chester, Morrow, Sycamore, Hunton and Viola formations • Tight limestone and sandstone targets at 4,000’- 17,000’ • 548 Locations • 2 to 4 rigs drilling in 2008 Golden Trend • Average capital per well – $2.5MM to $4.4MM • Average EUR per well – 0.8 Bcfe to 3.0 Bcfe Mocane Laverne • Average capital per well – $1.0MM • Average EUR per well – 0.4 Bcfe to 1.5 Bcfe Mid-Continent Appalachia 1,616 Bcfe • Primarily Cotton Valley, Hosston and Bossier tight sand formations • Typical depths of 10,000’-15,000’ • 2,660 Locations • 9 to 12 rigs drilling in 2008 Vernon • Average capital per well – $4.0MM to $5.0MM • Average EUR per well – 2.0 Bcfe to 4.0 Bcfe Cotton Valley • Average capital per well – $1.5MM to $2.0MM • Average EUR per well – 0.6 Bcfe to 1.5 Bcfe

EXCO Resources, Inc. PPT-020-AnalystMeet-108 20 Rockies Permian Basin Appalachia Mid-Continent East Texas / North Louisiana 299 Bcfe Potential • 20,000 acre f ield extension in progress • Wolf camp / Clearf ork oil play being ev aluated by 3D • 20,000 acre Tannehill shallow oil being worked – drilling 6 wells • Leasing additional acreage Estimated Unbooked Potential Totals approximately 4.4 Tcfe • Total company acreage approximates 1,500,000 total net acres 1,000 Bcfe Potential • Drilling Wind River test well • Leasing acreage • Drill ev aluation wells in 2008 (5 in Wind Riv er, 4 in Big Horn-shallow gas) • Shooting 20 mi2 3D at East Salt Creek; CO2 enhanced recovery potential • Ev aluating JV opportunities 2,619 Bcfe Potential • Drilled 4 Marcellus shale test wells with encouraging results • Leasing additional acreage • Staff ing to exploit our 350,000+ acre Marcellus shale position • Planning 7 to 10 vertical and 4+ horizontal Marcellus shale wells in 2008 • Ev aluating JV opportunities 100 Bcfe Potential • Downspacing in Golden Trend and Mocane-Lav erne • Atoka recompletions in Mocane-Laverne • Basal Chester deepening and drilling • Modeling 3D to detect deeper Chester formation 388 Bcfe Potential • Drilling numerous downspacing pilot locations • Drilling Vernon stepouts – successf ul results • Ev aluating 65,000 acres of leasehold near Vernon to continue f ield extension • Conducting extensive refrac program at Vernon • Completing Hosston in existing CV wellbores at Holly /Caspiana • Leasing and testing new Cotton Valley field areas

EXCO Resources, Inc. PPT-020-AnalystMeet-108 21 Inventory for the Future Includes over 18,000 drilling locations and 7.3 Tcfe of reserves Appalachia 5,000+ 2,619 2-5 years ETX/NLA 600+ 388 2-4 years Mid-Continent 500+ 100 3-5 years Permian 700+ 299 2-5 years Rockies 2,000+ 1,000 3-5 years Appalachia 6,161 559 14-15 years ETX/NLA 2,513 1,616 4-6 years Mid-Continent 548 204 4-8 years Permian 684 250 4-5 years Rockies 150 226 2-4 years Engineered Locations Reserves (Bcfe) Time Line To Develop/Prove Potential Locations Reserves (Bcfe) Time Line To Evaluate Low Risk Drilling Upside 2.9 Tcfe 10,000 Locations Developing Potential 4.4 Tcfe 8,800+ Locations Proved Developed 1.3 Tcfe $6.8 Billion of Future Capital • Nearly all low risk reserves will be developed or proved over 4 to 6 years

EXCO Resources, Inc. PPT-020-AnalystMeet-108 22 Average Daily Production Acquisition and development efforts have tripled our production in 3 years 19 33 34 34 63 65 136 332 385 29 36 48 6 2 8 6 0 50 100 150 200 250 300 350 400 450 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008E Mmcfe/d Canada USA 36 % CAGR • Our balanced growth strategy has consistently provided growth for the company

EXCO Resources, Inc. PPT-020-AnalystMeet-108 23 0 200 400 600 800 1,000 1,200 1,400 • Estimated total reserves (3P) have increased 124% since acquisition • Including reserves produced, proved reserves have increased 15% since acquisition • Assumes 2008 drilling and completion capital increasing at 25% per year 11/1/2006(1) Proved Reserves Bcfe Unproved Upside Reserves Bcfe Cumulative Production Bcfe Locations 544 1,080 65 471 282 15 483 17 466 527 1,139 110 502 1,199 1,259 514 155 530 501 199 559 2008E 2009E 2010E ˜ 8-10% expected annual growth in reserves and production 12/31/2007 11/1/2006(1) 12/31/2007 Locations Reserves (1) At effectiv e date of acquisition Value Enhancement on Acquired Properties Since the acquisition of the Vernon Field, we have identified significant additional reserves and drilling locations

EXCO Resources, Inc. PPT-020-AnalystMeet-108 24 0 200 400 600 800 1,000 1,200 1,400 Value Enhancement on Acquired Properties Winchester Acquisition • Estimated total reserves (3P) have increased 28% since acquisition • Including reserves produced, proved reserves have increased 8% since acquisition • Assumes 2008 drilling and completion capital increasing at 25% per year 5/1/2006(1) Proved Reserves Bcfe Unproved Upside Reserves Bcfe Cumulative Production Bcfe Locations 510 953 44 399 1,311 734 747 338 409 473 1,005 75 457 1,067 1,138 430 108 529 380 142 616 2008E 2009E 2010E ˜ 10-12% expected annual growth in reserves and production 12/31/2007 5/1/2006(1) 12/31/2007 Locations Reserves (1) At effectiv e date of acquisition

EXCO Resources, Inc. PPT-020-AnalystMeet-108 25 SEC Reserve Reconciliation(1) Bcfe 2007 Beginning SEC Reserves 1,224(2) Production (121) Purchase of Reserves in Place 815 Extensions & Discoveries 216 Revisions (85) Dispositions (184) Ending SEC Reserves 1,865(3) Price Revision 37(4) Ending Reserves 1,902 In Millions 3 Year Average Property Acquisition Costs $ 2,143 Development Costs 487 Total Costs $ 2,630 Acquisition Cost per Mcfe $ 2.63 $ 2.06 Development Cost per Mcfe 2.25 2.06 All-In Cost per Mcfe 2.78 2.24 (1) Preliminay and subject to change (2) As of December 31, 2006 SEC pricing of $5.64 for natural gas and $60.82 f or oil (3) As of December 31, 2007 SEC pricing of $6.80 for natural gas and $96.20 f or oil (4) From December 31, 2007 SEC pricing to $8 natural gas and $60 oil pricing

EXCO Resources, Inc. PPT-020-AnalystMeet-108 26 2008 Capital Program Area Drilling & Completion (Net MM) Gross Projects (#) Exploitation (Net MM) Gross Projects (#) Operations & Other (Net MM) Total 2008 Captial Budget (Net MM)(2) ETX / NLA $245 139 $26 25 $68 $339 Appalachia 60 247 1 22 8 69 Mid-Continent 48 57 4 30 5 57 Permian 98 156 1 3 10 109 Rockies 11 9 - 2 4 15 Total $462 608 $32 82 $95 $589 2008 Capital Budget and Drilling Schedule 76% 16% 3% 5% Drilling & Completion $462 MM (608 projects) Exploitation $32 MM (82 projects) Operations & Other $95 MM Midstream $19 MM • Our development budget totals $608 million(1) (1) Does not include $18MM f or IT and other (2) Does not include $18MM f or IT and other and $19MM f or midstream

EXCO Resources, Inc. PPT-020-AnalystMeet-108 27 Direct Development Costs 2008E Development Cost 2007E Development Cost Risked Unrisked East Texas / North Louisiana $2.34 $2.52 $2.24 Appalachia 2.49 2.13 1.86 Mid-Continent 1.93 2.07 1.87 Permian / Rockies 1.82 2.06 1.84 EXCO Consolidated 2.27 2.29 2.06

EXCO Resources, Inc. PPT-020-AnalystMeet-108 28 Operating Costs Reduced water disposal expenses Improved chemical treating Drilling and Completion Reduced rig rates Faster drill times Lower stimulation costs Operational efficiencies Midstream and Marketing Aligned with compressor supplier to reduce costs New pipe will allow access to new markets Improved time to new well hook ups Centralized marketing efforts 10 12 14 16 18 20 22 24 26 28 30 3/9/2007 4/28/2007 6/17/2007 8/6/2007 9/25/2007 11/14/2007 1/ 3/2008 S p u d t o R ig R e le a s e - D ay s Pat-3 Pat-83 Pat-84 RR-1 RR-2 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 2006 2007 2008 M$ per Well Gladewater Winchester Vernon 0.00 0.10 0.20 0.30 0.40 0.50 0.60 $ / Mcf Op cost Winchester Water Disposal Costs $2.25/Bbl $0.85/Bbl $1.80/Bbl ETX / NLA Drilling and Completion Costs Winchester Drilling Activity Operations Initiatives Focus on Efficient Operations 1 H 07 2 H 07 2 H 08

EXCO Resources, Inc. PPT-020-AnalystMeet-108 29 • TGG 57 mile, 20” Extension – Adding 100+ Mmcf/d of throughput to the existing 53 mile TGG system. Adds additional sales points and targets a new area where we have an established customer base. Fully operational by 2nd half of 2008. • Talco – located in extremely activ e area where Talco has long term dedication from the activ e producers • Vernon – opportunity to connect our gas wells in a timely manner, expand our customer base and target several interstate markets • ROJO – opportunity to connect our gas wells in a timely manner Miles of Line Strategic Advantage TGG 53 3 cry o plants,12 market interstate pipelines Talco 300 Gather 3rd party v olumes Vernon 168 5 market outlets ROJO 20 Timely well hookup 541 Midstream Operations East Texas / North Louisiana Existing With Extensions Mmcf/d Mmcf/d TGG 122 222 Talco 150 150 Vernon 190 190 ROJO 5 5 Other 9 9 Total 476 576 EBITDA (2008E) $35 - $40 Million EBITDA (2009E) $40 - $50 Million Throughput Upside Assets TGG Watonga Chickasha Vernon TALCO

EXCO Resources, Inc. PPT-020-AnalystMeet-108 30 Midstream Assets Overview • TGG Pipeline – 53 mile intrastate pipeline – Access to three plants with a combined capacity total of 1 Bcf/d – Access to 12 interstate pipelines – Current throughput of 122 Mmcf/d • 20% company owned production • Talco Midstream Assets – 300 miles of pipe – Six gathering systems – 22,000 HP compression – Five gas processing skids – Current throughput of 150 Mmcf/d • 63% company owned production • Vernon Gathering System – 168 miles of pipeline (3” to 16”) – 25,400 HP compression – Two treating plants – Access to 5 pipeline markets – Current throughput 190 MMcf/d • 96% company owned production • ROJO Gathering System – 20 miles of gas gathering lines – Current throughput 5 Mmcf/d • TXOK Gathering System – 172 miles of pipe – Current throughput +/- 50 Mmcf/d • NCE Gathering Systems – 3,142 miles of pipe – Current throughput +/- 60 Mmcf/d

PPT-020-AnalystMeet-108 Financial Overview Paul Rudnicki

EXCO Resources, Inc. PPT-020-AnalystMeet-108 32 Performance Highlights $ In Millions 2004 2005 2006 2007 E Oil & Natural Gas Revenue $ 142 $ 203 $ 356 $ 804 LOE $ 20 $ 20 $ 47 $ 113 Production Taxes 8 11 22 55 Total Production Costs $ 28 $ 31 $ 69 $ 168 Cash Operating Margin $ 114 $ 172 $ 287 $ 636 Cash Settlement on Derivatives (26) (32) 29 146 Net Cash Operating Margin $ 88 $ 140 $ 316 $ 782 Production - Bcfe 23 24 50 122 Per Mcfe 2004 2005 2006 2007 E Oil & Natural Gas Revenue $ 6.16 $ 8.62 $ 7.17 $ 6.63 LOE $ 0.86 $ 0.85 $ 0.94 $ 0.93 Production Taxes 0.37 0.47 0.45 0.46 Total Production Costs $ 1.23 $ 1.32 $ 1.39 $ 1.39 Cash Operating Margin $ 4.93 $ 7.30 $ 5.78 $ 5.24 Cash Settlement on Derivatives (1.13) (1.38) 0.59 1.21 Net Cash Operating Margin $ 3.80 $ 5.92 $ 6.37 $ 6.45

EXCO Resources, Inc. PPT-020-AnalystMeet-108 33 Per Share Growth Debt Adjusted Shares 1st Quarter 2006 4th Quarter 2007 % Growth Proved Reserves - Bcfe 668 1,902 185% Probable and Possible Reserves - Bcfe 244 2,290 839% Total Reserves - Bcfe 912 4,192 360% Daily Production - Mmcfe/d 114 376 230% Pipeline and Other Assets - Millions $ 54 $ 346 541% Total Net Debt - Millions $ 518 $2,027 291% Fully Diluted Shares Outstanding – Millions 106 212 100% Debt Adjusted Shares(1) Outstanding – Millions 142 319 125% Per Debt Adjusted Shares Outstanding: Proved Reserves - Mcfe 4.7 6.0 28% Probable and Possible Reserves - Mcfe 1.7 7.2 324% Total Reserves - Mcfe 6.4 13.1 105% Daily Production - Cubic Feet per Day 0.8 1.2 50% 1) Debt adjusted shares outstanding equals fully diluted shares outstanding plus additional shares assumed to be issued in order to pay off total net debt. The number of shares issued is determined by taking total net debt and dividing by the IPO price for 1st quarter 2006 of $13.00 and the average market price for the 4th quarter 2007 of $15.68. Total net debt is net of the values of our pipelines and other assets.

EXCO Resources, Inc. PPT-020-AnalystMeet-108 34 Net Asset Value Summary In millions, except per share and per unit Low High Proved Reserves 1.9 Tcfe at $2.50 to $3.00 per Mcfe $4,755 $5,706 Low-risk Unproved Upside 2.3 Tcfe at $0.50 to $0.75 per Mcfe 1,145 1,718 Potential Upside 4.4 Tcfe - - Midstream Assets 400 500 Total Asset Value $6,300 $7,924 Less: Net, Long-term Debt 2,026 2,026 Equity Value $4,274 $5,898 Fully Diluted Shares Including Preferred 212 212 NAV per Share(1) $20.16 $27.82 1) Potential upside valued at $0.10 to $0.25 per Mcfe would add $2.07 and $5.20 per share, respectively

EXCO Resources, Inc. PPT-020-AnalystMeet-108 35 3rd Quarter 2007 Income Statement Detail Revenues In thousands Reported Adjusted EBITDA(1) Revenues: Oil and Natural Gas $ 218,925 $ 218,925 Oil and Natural Gas Hedge Settlements $ 46,249 46,249 Fair Market Value Adjust on Derivatives 52,003 - Gain on Derivative Financial Instruments 98,252 - Pipeline and Marketing 7,069 7,069 Interest and Other 1,983 1,983 Other Income 9,052 - Total Revenue $ 326,229 $ 274,226 (1) Non-GAAP measure - please see tables on slides 86 and 87 f or reconciliation to most comparable GAAP measure

EXCO Resources, Inc. PPT-020-AnalystMeet-108 36 In thousands Reported A djusted EBITDA(1) Expenses: Oil and Natural Gas Production & Non-recurring Production $ 29,777 $ 29,777 Stock Based Compensation - LOE 730 - Total Lease Operating Expense $ 30,507 - Severance and Ad Valorem Taxes 14,304 14,304 General and Administrative 15,477 15,477 Stock Based Compensation – G&A 1,533 - Total General and Administrative 17,010 - Depletion - Oil & Natural Gas 104,174 - Depreciation and Amortization - Other Fixed Assets 5,151 - Depreciation, Depletion and Amortization 109,325 - Bank Debt/Senior Notes 34,844 - Deferred Financing 1,679 - Interest 36,523 - Accretion of Discount on Asset Retirement Obligations 1,324 - Total Costs and Expenses $ 208,993 $ 59,558 3rd Quarter 2007 Income Statement Detail Expenses (1) Non-GAAP measure - please see tables on slides 86 and 87 f or reconciliation to most comparable GAAP measure

EXCO Resources, Inc. PPT-020-AnalystMeet-108 37 In thousands Reported A djusted EBITDA(1) Total Revenues $ 326,229 $ 274,226 Total Expenses 208,993 59,558 Income Before Taxes / Adjusted EBITDA $ 117,236 $ 214,668 Current $ (6,075) Deferred 66,849 Income Tax Expense $ 60,774 Net Income 56,462 Preferred Stock Dividends 45,733 Net Income Available to Common Shareholders $ 10,729 Net Income per Common Share: Net Income Available to Common Shareholders per Common Share - Basic $0.10 Net Income Available to Common Shareholders per Common Share - Diluted $0.10 Weighted Average Shares: Basic 104,415 Dilutive Effect of Stock Options 2,268 Fully Diluted Shares 106,683 7% Convertible Preferred to Common Shares at $19.00 105,263 Fully Diluted Common Shares with Potential Preferred Conversion 211,946 3rd Quarter 2007 Income Statement Detail Net Income (1) Non-GAAP measure - please see tables on slides 86 and 87 f or reconciliation to most comparable GAAP measure

EXCO Resources, Inc. PPT-020-AnalystMeet-108 38 Balance Sheet Assets Assets: In Thousands 9/30/07 Balance Sheet Cash & Equivalents $ 146,797 Accounts Receivable and Other 219,018 Oil and Natural Gas Derivatives 80,471 Total Current Assets 446,286 Unproved Oil and Natural Gas Properties 327,862 Proved Developed and Undeveloped Oil and Natural Gas Properties 4,612,481 Accumulated Depreciation, Depletion and Amortization (395,969) Oil & Natural Gas Properties, Net 4,544,374 Gas Gathering Assets 332,201 Accumulated Depreciation, Depletion and Amortization (12,743) Gas Gathering Assets, Net 319,458 Oil and Natural Gas Derivatives 12,566 Other Assets 509,010 Total Assets $ 5,831,694

EXCO Resources, Inc. PPT-020-AnalystMeet-108 39 Balance Sheet Liabilities and Shareholders’ Equity Liabilities & Stockholders’ Equity: In Thousands 9/30/07 Balance Sheet Accounts Payable and Accrued Liabilities and Other $223,425 Oil and Natural Gas Derivatives 28,373 Total Current Liabilities 251,798 Long-Term Debt, Less Current Maturities $ 1,524,000 7 1/4% Senior Notes Due 2011 456,480 Long-Term Debt, Net of Current Portion 1,980,480 Oil and Natural Gas Derivatives 75,267 Other Long-Term Liabilities 387,269 Total Liabilities 2,694,814 7% Convertible Preferred Stock 1,992,113 Common Equity 1,144,767 Total Equity 3,136,880 Total Liabilities & Stockholders' Equity $5,831,694

EXCO Resources, Inc. PPT-020-AnalystMeet-108 40 Liquidity and Capitalization In Thousands 9/30/07 Balance Sheet Borrowing Base $ 2,200,000 Long-Term Debt 1,524,000 Liquidity $ 676,000 Bond Face $ 444,720 Bond Premium 11,760 Total Book Value $ 456,480 7% Convertible Preferred Stock $ 2,000,000 Preferred Costs (7,887) Book Value of Preferred $ 1,992,113 7% Convertible Preferred Stock at $19, Total Shares - thousands 105,263 Debt to Capital 39% Total Long-Term Debt & Notes $ 1,980,480 Preferred Stock 1,992,113 Common Equity 1,144,767 Total Capital $ 5,117,360

EXCO Resources, Inc. PPT-020-AnalystMeet-108 41 4Q 2007 and 2008 Guidance 4th Q 2007E 2008E ($ in thousands, except per unit amounts) Low High Low High Production: Oil – Mbbls 469 469 1,980 2,020 Gas - Mmcf 31,827 31,827 127,210 130,175 Mmcfe 34,641 34,641 139,090 142,295 Per day - Mmcfe 376 376 380 389 Differentials to NYMEX: Oil per Bbl ($3.75) ($3.50) ($3.75) ($3.50) Gas per Mcf 90% 95% 93% 97% Lease operating expense $30,500 $33,500 $125,000 $137,000 Stock based compensation - LOE $2,000 $2,200 $4,400 $6,400 Production tax rate 7.0% 7.5% 6.5% 7.5% Interest income $250 $500 $1,000 $2,000 Midstream income $6,500 $7,000 $34,600 $36,600 Depletion rate per Mcfe $3.05 $3.15 $3.05 $3.15 Depreciation rate per Mcfe $0.10 $0.15 $0.08 $0.18 Asset retirement obligation $1,350 $1,600 $5,400 $6,400 Cash G&A(1) $13,500 $14,500 $65,500 $70,500 Non-cash stock comp $1,500 $2,500 $10,000 $15,000 Interest expense $36,000 $38,000 $110,000 $118,000 Tax rate 40% 40% 40% 40% Cash tax rate 0% 0% 0% 0% Preferred dividends $35,000 $35,000 $140,000 $140,000 Adjusted EBITDA at Midpoint(2) $212,500 $900,000 (1) Includes $3.5 million to $4.5 million of costs related to the withdrawal of the EXCO Partners IPO in Q1 2008 (2) 4th Quarter 2007 estimate based on N YMEX $6.97 gas and $90.68 oil, and 2008 estimate based on NYMEX $8.00 natural gas and $60.00 oil

Quarterly 2008 Guidance



($ in thousands, except per unit amounts)	1st Q 2008E Low	1st Q 2008E High	2nd Q 2008E Low	2nd Q 2008E High	3rd Q 2008E Low	3rd Q 2008E High	4th Q 2008E Low	4th Q 2008E High
Production:								
Oil - Mbbls	480	490	490	500	500	510	510	520
Gas - Mmcf	31,200	31,600	31,200	32,000	32,000	32,800	32,800	33,700
Mmcfe	34,100	34,600	34,100	35,000	35,000	35,900	35,900	36,800
Per day - Mmcfe	375	380	375	385	380	390	390	400
Differentials to NYMEX:								
Oil per Bbl	($3.75)	($3.50)	($3.75)	($3.50)	($3.75)	($3.50)	($3.75)	($3.50)
Gas per Mcf	93%	97%	93%	97%	93%	97%	93%	97%
Lease operating expense	$31,000	$34,000	$31,000	$34,000	$31,500	$34,500	$31,500	$34,500
Stock based compensation – LOE	$750	$1,250	$750	$1,250	$750	$1,250	$2,300	$2,700
Production tax rate	6.5%	7.5%	6.5%	7.5%	6.5%	7.5%	6.5%	7.5%
Interest income	$250	$500	$250	$500	$250	$500	$250	$500
Midstream income	$7,100	$7,600	$7,500	$8,000	$10,000	$10,500	$10,000	$10,500
Depletion rate per Mcfe	$3.05	$3.15	$3.05	$3.15	$3.05	$3.15	$3.05	$3.15
Depreciation rate per Mcfe	$0.10	$0.20	$0.10	$0.20	$0.15	$0.25	$0.15	$0.25
Asset retirement obligation	$1,350	$1,600	$1,350	$1,600	$1,350	$1,600	$1,350	$1,600
Cash G&A(1)	$18,500	$20,500	$15,500	$16,500	$15,500	$16,500	$16,000	$17,000
Non-cash stock comp	$2,000	$3,000	$2,000	$3,000	$2,000	$3,000	$4,000	$6,000
Interest expense	$27,500	$29,500	$27,500	$29,500	$27,500	$29,500	$27,500	$29,500
Tax rate	40%	40%	40%	40%	40%	40%	40%	40%
Cash tax rate	0%	0%	0%	0%	0%	0%	0%	0%
Preferred dividends	$35,000	$35,000	$35,000	$35,000	$35,000	$35,000	$35,000	$35,000
Adjusted EBITDA at Midpoint(2)	$220,700		$217,800		$226,300		$234,900	

(1) Includes $3.5 million to $4.5 million of costs related to the withdrawal of the EXCO Partners IPO in Q1 2008

(2) 4th Quarter 2007 estimate based on NYMEX $6.97 gas and $90.68 oil, and 2008 estimate based on NYMEX $8.00 natural gas and $60.00 oil

EXCO Resources, Inc. | 42

EXCO Resources, Inc. PPT-020-AnalystMeet-108 43 Current Hedge Position Mitigates market risk and locks in future cash flow for development and acquisition program • Target hedging 65-80% of production volumes for 3-5 years • Hedging program covers long term debt • Only 14% of Proved Reserves hedged • Recently entered into interest rate swaps: • $700MM of debt swapped at 2.66% LIBOR from Feb. 2008 to Feb. 2010 NYMEX Swaps Gas Mmcf Contract price per Mmcf Oil Mbbls Contract price per Bbl Q1 2008 24,865 $ 8.59 355 $ 68.27 Q2 2008 24,865 8.24 355 68.23 Q3 2008 25,070 8.25 358 68.20 Q4 2008 25,070 8.35 358 68.16 2009 80,455 7.94 850 60.09 2010 29,798 7.79 108 59.85 2011 1,825 4.51 - - 2012 1,830 4.51 - - 2013 1,825 4.51 - - Total 215,603 $ 8.03 2,384 $ 64.93 Total of 229,907 Mmcfe Hedged at $8.20

PPT-020-AnalystMeet-108 Regional Overviews Mike Chambers, Harold Jameson, Bill Chaney, Charles Evans, Tommy Knowles, Bill Reinhart, Wendy Straatmann

EXCO Resources, Inc. PPT-020-AnalystMeet-108 45 Areas of Operation East Salt Creek Mocane-Laverne Watonga Chickasha Golden Trend Longwood / W askom Vernon Holly / C aspiana Gladewater Tyler Area Sugg Ranch Ackerly Northern W V East ern OH Northwestern PA Central PA Southern W V Peco s Slope Vinegarone New Albany Shale Reydon Beggs Ranch Boone Dome Birdseye Schuster Flats Blue Springs

EXCO Resources, Inc. PPT-020-AnalystMeet-108 46 East Texas/North Louisiana Area Basin Overview • 50,000 square miles • Over 6 Bcfe/d of production • Over 1,000 operators • 95-100% of NYMEX gas price East Texas / North Louisiana Overview • Part of the Cotton Valley Sand trend, which covers parts of the East Texas Basin and Northern Louisiana Salt Basin • Long-life reserves in a concentrated geographical area • High drilling success rates (99+%) • Relatively high initial production rates • Drilling depths of 7,800 to 15,500 ft – Typically 10,000 ft in all areas except Vernon, where depths average over 14,000 ft Emerging Industry Trends • Cotton Valley 20 acre down spacing • Horizontal Drilling in Cotton Valley, Pettet, James Lime and Travis Peak • Deeper potential – Bossier drilling • Completions in multiple formations utilizing new multifrac completion hardware (for vertical and horizontal wells). Basin Summary Counties / Parishes in green contain EXCO leasehold interest

EXCO Resources, Inc. PPT-020-AnalystMeet-108 47 East Texas/North Louisiana Division Overview Portfolio Highlights Reserves Locations Bcfe Gross / Net PD 717 PUD 288 475 / 353 TP 1,005 Prob 502 393 / 293 Poss 826 1,645 / 1,272 3P 2,333 2,513 / 1,918 Potential 388 600 / 464 Total 2,721 3,113 / 2,382 • Producing w ells: 1,578 (gross) / 1,188 (net) • Current net daily production: 243 Mmcfe/d • Reserve life: 11.3 years • Gross/net acreage (thousands): 329 / 277 • 2008 Capital Program • 9 to 12 rig program • $339MM total capital • $245MM / 139 drilling projects • $26MM / 25 exploitation projects • $68MM operations and other projects • 240-245 Mmcfe/d 2008 expected average rate • 240-250 Mmcfe/d 2008 expected exit rate Counties / Parishes in green contain EXCO leasehold interest

EXCO Resources, Inc. PPT-020-AnalystMeet-108 48 East Texas/North Louisiana Low-risk and Potential Upside Gladewater • Downspacing • Geoscience evaluation ongoing • Horizontal Drilling • Compression Savings Longwood/Waskom • Complete in Hosston • Downspacing Vernon • Drill 24 wells in 2008 •Testing field limits • Downspacing opportunities • Increased locations from 15 to 282 • 100+ refrac opportunities • Evaluating 65,000+ acres • Shallow and Deep Potential Holly/Caspiana • Drill 75 wells in 2008 • Testing downspacing viability • Completing in uphole Hosston zones • Leasing additional acreage • Acquire additional WI •Currently hold 34,000 acres • New Drilling Records Redlands Prospect Area • 15,000 prospective acres • Drilled 5 wells; first IP was 1.5 Mmcf/d and 100 BOPD • Other wells in various completion/evaluation stages Fort Cherokee Prospect Area • 14,000 prospective acres • JV with area horizontal driller • Drilled 2 wells; evaluating • Horizontal opportunities pending Clinton Lake/Potters Point • 7,000 prospective acres • Additional leasing ongoing • Drilling first evaluation well Ov erton • Recent drilling success • Horizontal opportunities • Spud first horizontal well in 2nd half 2008

EXCO Resources, Inc. PPT-020-AnalystMeet-108 49 Drilling & Completion and Exploitation Unrisked Risked(1) 2008 Investment – Millions $ 271 $ 271 Total Investment – Millions $ 300 $ 300 Reserves Developed – Bcfe 134 119 Finding Cost – per Mcfe $ 2.24 $ 2.52 Rate of Return(2) 22% 17% Exploitation $26 MM (25 Projects) Total: $339 MM Operations & Other $68 MM Drilling & Completion $245 MM (139 Projects) 8% 20% 72% East Texas/North Louisiana 2008 Capital Program Drilling, Exploitation and Operations & Other Capital (1) Reserves and production reduced to 90% for development (2) Economics based on flat $7 per Mcf of natural gas and $50 per barrel of oil, with no escalations

Vernon Field Field Overview Field Highlights • Acquired March 2007 • 2007 exit rate w as 129 Mmcfe/d (net) • Producing w ells: 368 (gross) / 335 (net) Reserves Locations Bcfe Gross / Net PD 394 PUD 77 46 / 40 TP 471 Prob 260 84 / 77 Poss 284 152 / 138 3P 1,015 282 / 255 Pot 181 96 / 87 Total 1,196 378 / 342 • 2008 Plan - $154MM Capital Budget • 3 rig program • Drill 24 gross wells, 21.8 net w ells • 9 refracs, 6 recompletions, 35 cleanouts • Recent Activity • 4th quarter – 6 w ells avg IP 6.6 Mmcfe/d • West and South Field Extensions • Workovers – arresting field decline • Evaluating refrac technology

EXCO Resources, Inc. PPT-020-AnalystMeet-108 51 Vernon Field Drilling Economics • Average WI 91% • Average NRI 72% • Mcfe/d IP 6,000 • Mcfe/d 1st Month 2,000 • % gas / % oil 99 / 1 • IRR @ $8 gas and $60 oil 32% Typical Well Gross Net Cost - Thousands $4,500 $4,100 Reserves - Mmcfe 2,800 2,000 Vernon Field Year 1 Year 2 Year 3 Year 4 Year 5 5 Yr Cum Terminal Decline Annual Gross Production - Mmcfe 472 257 200 170 150 1,249 8% Daily Gross Production - Mcfe/d 1,290 700 550 470 410 % EUR 16.7 9.1 7.1 6.0 5.3 44.2

EXCO Resources, Inc. PPT-020-AnalystMeet-108 52 Typical Well Gross Net Cost - Thousands $2,200 $2,000 Reserves - Mmcfe 1,000 - 1,300 800 - 1,000 Vernon Refracs • Results to date are encouraging • Refrac’d 9 wells in Vernon Field; initial production increase over 3 times the pre-frac rate • Monitoring well performance • Working through challenges with completion technology; implement new solution in 1Q 2008 Wellbore Configuration Stage 1 Stage 2

EXCO Resources, Inc. PPT-020-AnalystMeet-108 53 Vernon Field • High grade the drilling inventory • 282 potential locations (3P) • Balanced with low risk infill wells and higher risk extension wells • Flatten the base decline with active workover program and operations enhancements • Continue the refrac program (100+ opportunities) • Implement new technology • Evaluate and exploit the shallow potential • Upper Cotton Valley, Hosston • Evaluate the deep potential • Bossier, Smackover, Haynesville • Evaluate downspacing • Incorporate microseismic data results into future location placement Development Plan

EXCO Resources, Inc. PPT-020-AnalystMeet-108 54 Holly / Caspiana Field Field Highlights • Acquired October 2006 • Producing wells: 323 (gross) / 223 (net) Reserves Locations Bcfe Gross / Net PD 150 PUD 116 170 / 144 TP 266 Prob 134 132 / 112 Poss 168 441 / 375 3P 568 743 / 631 Total 568 743 / 631 • Upside • Undeveloped acreage • Hosston recompletions • 20 acre spacing • 2008 Plan • 5 rig program • $95MM drilling and completion budget, 75 wells • Recent Activity • 4th quarter - 24 wells completed and turned to sales at an average rate of 800+ Mcfe/d • Increased production from 43 Mmcfe/d to 56 Mmcfe/d during 2007 (30% growth)

EXCO Resources, Inc. PPT-020-AnalystMeet-108 55 Holly / Caspiana Drilling Economics Typical Well Gross $M Net $M Cotton Valley Cost $ 1,930 $ 1,800 Hosston R/C Cost 300 280 Total Cost $ 2,230 $ 2,080 Gross Net Reserves - Mmcfe 1,450 1,040 • Average WI 93% • Average NRI 72% • Mcfe/d IP 1,100 • Mcfe/d 1st Month 900 • % gas / % oil 99 / 1 • IRR @ $8 gas and $60 oil 37% Year 1 Year 2 Year 3 Year 4 Year 5 5 Yr Cum Terminal Decline Annual Gross Production - Mmcfe 173 93 238 104 77 685 6% Daily Gross Production - Mcfe/d 474 254 652 284 211 % EUR 11.9 6.4 16.4 7.2 5.3 47.2

EXCO Resources, Inc. PPT-020-AnalystMeet-108 56 • Average WI 60% • Average NRI 44% • Mcfe/d IP 800 • Mcfe/d 1st Month 700 • % gas / % oil 90 / 10 • IRR @ $8 gas and $60 oil 27% Typical Well Gross Net Cost - Thousands $1,383 $824 Reserves - Mmcfe 650 286 Cotton Valley Drilling Economics Gladewater Field Year 1 Year 2 Year 3 Year 4 Year 5 5 Yr Cum Terminal Decline Annual Gross Production - Mmcfe 125 72 55 44 39 335 10% Daily Gross Production - Mcfe/d 342 197 151 121 107 % EUR 19.2 11.1 8.5 6.8 6.0 51.6

EXCO Resources, Inc. PPT-020-AnalystMeet-108 57 Cotton Valley Drilling Economics • Average WI 100% • Average NRI 82% • Mcfe/d IP 1,300 • Mcfe/d 1st Month 950 • % gas / % oil 99 / 1 • IRR @ $8 gas and $60 oil 39% Typical Well Gross Net Cost - Thousands $1,600 $1,600 Reserves - Mmcfe 1,125 923 Overton Field (Vertical Wells) Year 1 Year 2 Year 3 Year 4 Year 5 5 Yr Cum Terminal Decline Annual Gross Production - Mmcfe 160 87 67 57 50 421 6% Daily Gross Production - Mcfe/d 438 238 184 156 137 % EUR 14.2 7.7 6.0 5.1 4.4 37.4

EXCO Resources, Inc. PPT-020-AnalystMeet-108 58 Mid-Continent Area Basin Overview • Anadarko Basin 40,000 square miles • 5.7 Bcfe/d of production in Oklahoma • Over 5,300 operators • 85-95% of NYMEX gas price Mid-Continent Overview • Multi-formation potential • Long-life reserves in a concentrated geographical area • High drilling success rates (95+%) • Relatively high initial production rates • Typical Drilling depths – Mocane Laverne – 6,500 to 8,500 ft – Golden Trend – 11,000 to 16,000 ft • Areas of complex geology Emerging Industry Trends • Additional increased density drilling • Completions in multiple formations • Deeper potential with associated 3D seismic surveys • Non-shale horizontal candidates: Hunton, Cleveland, Hartshorne Coal • Woodford shale gas play – vertical and horizontal Basin Summary Counties in green contain EXCO leasehold interest

EXCO Resources, Inc. PPT-020-AnalystMeet-108 59 Mid-Continent Area Division Overview Portfolio Highlights • TXOK acquisition 2005; APC acquisition 2007 • Producing w ells: 1,638 (gross) / 937 (net) Reserves Locations Bcfe Gross / Net PD 264 PUD 52 117 / 75 TP 316 Prob 58 69 / 36 Poss 94 362 / 166 3P 468 548 / 277 Pot 100 500 / 250 Total 568 1,048 / 527 • Current net daily production: 62 Mmcfe/d • Reserve life: 14.0 years • Gross/net acreage (thousands) 379 / 222 • 2008 Capital Program: • 2 to 4 rig program • $57MM total capital • $48MM / 57 drilling projects • $4MM / 30 exploitation projects • $5MM operations and other projects • 63-65 Mmcfe/d 2008 expected average production • 63-67 Mmcfe/d 2008 expected exit rate Counties in green contain EXCO leasehold interest

EXCO Resources, Inc. PPT-020-AnalystMeet-108 60 Mid-Continent Low Risk and Potential Upside Mocane-Laverne • Drill 37 wells in 2008 • 234 drilling locations • Increase density drilling • Atoka recompletions • Basal Chester opportunities • Evaluating 3D applicability to detect deeper hydrocarbons • Evaluating horizontal viability Golden Trend • Drill 17 wells in 2008 • 296 drilling locations • 90 square mile 3D seismic for structure evaluation • Evaluating horizontal viability • Downspacing to 40 acres Watonga Chickasha • Blowdown of Norge Marchand Waterflood • Potential downspacing •Workover potential Woodward Lindsay

EXCO Resources, Inc. PPT-020-AnalystMeet-108 61 Mid-Continent 2008 Capital Program Drilling, Exploitation and Operations & Other Capital 9% 7% 84% Drilling & Completion $48 MM (57 projects) Operations & Other $5 MM Exploitation $4 MM (30 projects) Total: $57 MM Drilling & Completion and Exploitation Unrisked Risked(1) 2008 Investment – Millions $ 52 $ 52 Total Investment – Millions $ 53 $ 53 Reserves Developed – Bcfe 28 26 Finding Cost – per Mcfe $ 1.86 $ 2.07 Rate of Return(2) 48% 39% (1) Reserves and production reduced to 90% for development (2) Economics based on flat $7 per Mcf of natural gas and $50 per barrel of oil, with no escalations

EXCO Resources, Inc. PPT-020-AnalystMeet-108 62 Golden Trend Area Field Highlights • Producing w ells: 569 (gross) / 337 (net) • Daily volumes: 23.9 Mmcfe/d Reserves Locations (Bcfe) Gross/Net PD 103 PUD 40 59 / 46 TP 143 Prob 13 26 / 12 Poss 35 201 / 95 3P 191 286 / 153 Pot 50 225 / 112 Total 241 511 / 265 • Potential • Increase 40 acre density in Chitw ood • Deep horizon w aterfloods • Possible horizontal drilling • 2008 Plan • 1 to 2 rig program • $27.9MM drilling budget • 17 gross wells, 11.0 net w ells • Recent Activity • Cecil 1-24 Big Four completion IP 3,193 Mcfe + 95 BO

EXCO Resources, Inc. PPT-020-AnalystMeet-108 63 Golden Trend Drilling Economics Year 1 Year 2 Year 3 Year 4 Year 5 5 Yr Cum Terminal Decline Annual Gross Production - Mmcfe 216 133 102 84 72 607 10% Daily Gross Production - Mcfe/d 592 366 279 230 198 % EUR 18.5 11.4 8.7 7.2 6.2 52.0 Typical Well Gross Net Cost - Thousands $2,540 $1,620 Reserves - Mmcfe 1,166 590 • Average WI 64% • Average NRI 51% • Mcfe/d IP 872 • Mcfe/d 1st Month 831 • % gas / % oil 94 / 6 • IRR @ $8 gas and $60 oil 33%

EXCO Resources, Inc. PPT-020-AnalystMeet-108 64 Mocane-Laverne Field Field Highlights • Producing w ells: 695 (gross) / 415 (net) • Daily volumes: 26 Mmcfe/d Reserves Locations (Bcfe) Gross/Net PD 82 PUD 10 53 / 27 TP 92 Prob 9 32 / 20 Poss 26 149 / 57 3P 127 234 / 104 Pot 50 275 / 138 Total 177 509 / 242 • Potential • Increased density drilling • Basal Chester targets • Atoka recompletions • 2008 Plan • 1 to 2 rig program • $19.7MMdrilling budget • 37 gross wells, 21.1 net w ells • Recent Activity • Fickel B 3-17 Morrow Completion IP 1,588 Mcf/d + 9 BOPD AD AIR ALFALFA ATOKA BEAVER BEC KHAM BLAI NE BRYAN CADDO C ANADIAN CARTER CHEROKEE CHOCTAW CLEVELAND COM AN CHE CO TON CRAI G CREEK CU STER DELAWARE DEW EY ELLIS GARFIELD GARVIN GRADY GRANT GREER H ARMON HARPER HASKELL HUG HES J ACKSON J EFERSO N JOH NSTO N KAY KI NGFISHER KI OWA LATIM ER LE FLORE L INCOLN LOG AN LOVE M C CLAIN MC C URTAI N M C I NTO SH MAJ OR MARSHAL L MAYES MURRAY MUSKOGEE NOBLE N OWATA OKFUSKEE OKLAHOMA OKMULGEE O SAG E OTTAW A PAW NEE PAY NE PI TSBURG PONTOTOC POTTAWATOMI E PUSHMATAHA ROGER M ILLS ROGERS SEM INOLE SEQUO YAH STEPHENS TEXAS TILLMAN TULSA W AGONER WASHI TA WOODS WOODW ARD COAL WASHING TON CI MARRON

EXCO Resources, Inc. PPT-020-AnalystMeet-108 65 Mocane-Laverne Drilling Economics Year 1 Year 2 Year 3 Year 4 Year 5 5 Yr Cum Terminal Decline Annual Gross Production - Mmcfe 91 61 47 39 33 271 10% Daily Gross Production - Mcfe/d 249 167 129 107 90 % EUR 19.0 12.8 9.8 8.2 6.9 56.7 • Average WI 57% • Average NRI 49% • Mcfe/d IP 329 • Mcfe/d 1st Month 320 • % gas / % oil 100 / 0 • IRR @ $8 gas and $60 oil 65% Typical Well Gross Net Cost - Thousands $840 $480 Reserves- Mmcfe 477 234

EXCO Resources, Inc. PPT-020-AnalystMeet-108 66 Permian Basin Basin Overview • 50,000 + square miles • 6.4 Bcfe/d of production • Ov er 800 operators • 90-95% of NYMEX gas price Permian Basin Overview • Long-lif e reserves • Mature oil area • Prolif ic conv entional natural gas reserv oirs • Multiple reserv oir potential • Low operating costs • High drilling success rates (98+%) • Relativ ely high initial production rates • Drilling depths of 1,000 to 22,000 ft – Ty pically 7,500 ft at Sugg Ranch Emerging Industry Trends • Secondary and tertiary recovery • Horizontal Drilling: Spraberry, Dean • Other non-shale horizontal candidates • Shale gas plays: Woodf ord and Barnett equiv alents Basin Summary Counties in green contain EXCO leasehold interest

EXCO Resources, Inc. PPT-020-AnalystMeet-108 67 Permian Basin Division Overview Portfolio Highlights • Producing w ells: 287 (gross) / 229 (net) Reserves Locations (Bcfe) Gross / Net PD 89 PUD 55 172 / 164 TP 144 Prob 94 206 / 188 Poss 101 306 / 257 3P 339 684 / 609 Pot 299 700 / 588 Total 638 1,384 / 1,197 • Current net daily production: 26 Mmcfe/d • Reserve life: 15.2 years • Gross/net acreage (thousands): 63 / 44 • 2008 Capital Program: • 3 to 4 rig program • $109MM total capital • $98MM / 156 gross drilling projects • $1MM / 3 gross exploitation projects • $10MM operations and other projects • 27-31 Mmcfe/d 2008 expected average production • 30-36 Mmcfe/d 2008 expected exit rate Counties in green contain EXCO leasehold interest

EXCO Resources, Inc. PPT-020-AnalystMeet-108 68 Permian Low-risk and Potential Upside Ackerly • 2 horizontal tests in 2008 • 40 more possible Beggs Ranch • Shallow oil prospect • 20,000 net acres • Drilling 6 well test program • 45 mi2 3D seismic shoot in 2008 Sugg Ranch • 600 Drilling locations • Drill 147 wells in 2008 • Shooting 40 mi2 3D seismic • Established multi-pay Cany on, Clearkfork and Wolfcamp formations – oil and gas • Negotiating 20,000+ gross acres additional leasehold, on trend with current production

EXCO Resources, Inc. PPT-020-AnalystMeet-108 69 Permian 2008 Capital Program Drilling, Exploitation and Operations & Other Capital 1% 9% 90% Drilling & Completion $98 MM (156 projects) Operations & Other $10 MM Exploitation $1 MM (3 projects) Total: $109 MM Drilling & Completion and Exploitation Unrisked Risked(1) 2008 Investment – Millions $ 99 $ 99 Total Investment – Millions $ 99 $ 99 Reserves Developed – Bcfe 50 44 Finding Cost – per Mcfe $ 1.99 $ 2.24 Rate of Return(2) 55% 42% (1) Reserves and production reduced to 90% for development (2) Economics based on flat $7 per Mcf of natural gas and $50 per barrel of oil, with no escalations

EXCO Resources, Inc. PPT-020-AnalystMeet-108 70 Sugg Ranch Field Field Highlights • Acquired initial interest in April 2006 • Acquired additional 45%+ WI in October 2007 • Took over operations November 1, 2007 • Producing w ells: 160 (gross) / 154 (net) Reserves Locations Bcfe Gross / Net PD 50 PUD 51 167 / 162 TP 101 Prob 67 183 / 178 Poss 82 244 / 232 3P 250 594 / 572 Pot 151 628 / 378 Total 401 1,222 / 950 • 2008 Plan - $101MM Total Capital • 3 to 4 rig program • Drill 147 gross w ells • Shoot 30+ square miles of 3D seismic • Recent Activity • 4th quarter – 27 w ells completed • Shot 45 square miles of 3D seismic • Form joint venture – 20,000+/- adjacent gross acres on trend

EXCO Resources, Inc. PPT-020-AnalystMeet-108 71 Sugg Ranch Drilling Economics Typical Well Gross Net Cost - Thousands $695 $674 Reserves - Mmcfe 460 335 • Average WI 97% • Average NRI 73% • Mcfe/d IP 373 • Mcfe/d 1st Month 334 • % gas / % oil 60 / 40 • IRR @ $8 gas and $60 oil 42 % Year 1 Year 2 Year 3 Year 4 Year 5 5 Yr Cum Terminal Decline Annual Gross Production - Mmcfe 72 40 30 24 21 187 6% Daily Gross Production - Mcfe/d 197 110 80 65 58 % EUR 15.7 8.7 6.5 5.2 4.6 40.7

EXCO Resources, Inc. PPT-020-AnalystMeet-108 72 Rocky Mountains Basin Overview • 42,000 square miles • 6.7 Bcfe/d of production • Ov er 575 operators • 80-90% of NYMEX gas price Wyoming Ov erv iew • Multiple sedimentary / structural basins • Long-lif e reserves • Mature oil area • By -passed natural gas resources • Conv entional and unconv entional natural gas areas • High initial production rates • Potential multiple-pay horizons • Drilling depths of <1,000 to 25,800 ft • Can be geologically complex Emerging Industry Trends • Unconv entional gas targets • Coal-bed methane development • Frac and stimulation methodology – Ref ining completion techniques • Deep and shallow potential – By -passed productiv e targets • Non-shale horizontal candidates • Dev eloping natural gas market outlets Big Horn, Powder River and Wind River Basins Summary Counties in green contain EXCO leasehold interest

EXCO Resources, Inc. PPT-020-AnalystMeet-108 73 Rocky Mountains Overview Portfolio highlights • Producing w ells: 66 (gross) / 54 (net) Reserves Locations (Bcfe) Gross / Net PD 7 PUD 5 11 / 9 TP 12 Prob 8 12 / 10 Poss 213 127 / 88 3P 233 150 / 107 Pot 1,000 2,000 / 1,940 Total 1,233 2,150 / 2,047 • Current net daily production: 2 Mmcfe/d • Reserve life: 16.4 years • Gross/net acreage (thousands): 148 / 132 • 2008 Capital Program: • 1 to 2 rig program • $15MM total capital • $11MM / 9 gross drilling projects • $0.2MM / 2 gross exploitation projects • $4MM operations and other projects • 2-3 Mmcfe/d 2008 expected average rate • 2-3 Mmcfe/d 2008 expected exit rate Counties in green contain EXCO leasehold interest

EXCO Resources, Inc. PPT-020-AnalystMeet-108 74 Rocky Mountains Low-risk and Potential Upside Wyoming Leasehold • 132,000 net acres total in Wind River, Powder Riv er and Big Horn Basins • Will drill 9 wells in 2008 in Wind Riv er and Big Horn Basins • Considering JV opportunities Birdseye Prospect • 4,000 gross acre leasehold • Now drilling 14,000 ft well • Multiple pays in Ft Union/Lance; 4 Bcf e target • Captures additional 3,400 gross acre f armout • Drill 1 additional well in 2008 • Potential f or 160 total drilling locations East Salt Creek Field • Acquiring 20 mi2 3D seismic • Ev aluating: • CO2 flood potential • In-f ill drilling • Step-out drilling • Reservoir enhancement • By -passed reserv oirs Boone Dome Field • Drill 2 wells in 2008 • Deepen 2 wells in 2008 •Ev aluating: • In-f ill drilling • Reservoir enhancement • Facilities enhancement • By -passed reserv oirs Schuster Flats Prospect • Drill 2 natural gas wells in 2008 Blue Springs Prospect • Drill 2 oil wells in 2008

EXCO Resources, Inc. PPT-020-AnalystMeet-108 75 Rocky Mountains 2008 Capital Program Drilling, Exploitation and Operations & Other Capital 1% 26% 73% Drilling & Completion $11 MM (9 projects) Operations & Other $4 MM Exploitation $0.2 MM (2 projects) Total: $15 MM Drilling & Completion and Exploitation Unrisked Risked(1) 2008 Investment – Millions $ 11 $ 11 Total Investment – Millions $ 11 $ 11 Reserves Developed – Bcfe 10 9 Finding Cost – per Mcfe $ 1.07 $ 1.19 Rate of Return(2) 54% 43% (1) Reserves and production reduced to 90% for development (2) Economics based on flat $7 per Mcf of natural gas and $50 per barrel of oil, with no escalations

EXCO Resources, Inc. PPT-020-AnalystMeet-108 76 Appalachian Basin Basin Overview • 175,000 square miles • 2 Bcfe/d of production (source: EIA) • Over 3,100 operators • 100 - 110% of NYMEX gas price Appalachian Basin Overview • Tight gas resource plays • Stacked sand and shale reservoirs • Repeatable, long-life reserves • High drilling success rates (99+%), low risk • Completion of multiple formations • Shallow drilling depths (<6,000 ft.) Emerging Industry Trends • Horizontal drilling targeting unconventional resource plays (shale gas, coal bed methane) • ‘Barnett-style’ drilling and completion techniques: multi-laterals, massive hydraulic fracs [MHF], micro-seismic surveys and 3-D • Frontier-area leasing (NE PA) Basin Summary Counties in green contain EXCO leasehold interest

EXCO Resources, Inc. PPT-020-AnalystMeet-108 77 Appalachia Division Overview Portfolio Highlights Marcellus Activity Silurian Clinton-Medina Sands Devonian Sands & Shale Reserves Locations Bcfe Gross / Net PD 260 PUD 165 1,649 / 1,467 TP 425 Prob 55 581 / 498 Poss 339 3,931 / 3,496 3P 819 6,161 / 5,461 Potential 2,619 5,000 / 5,000 Total 3,438 11,161 / 10,461 • Producing w ells: 6,743 (gross) / 6,135 (net) • Current net daily production: 44 Mmcfe/d • Reserve life: 26.5 years • Gross/net acreage (thousands): 863 / 815 • 2008 Capital Program • 6 to 8 rig program • $69MM total capital • $60MM / 247 drilling projects • $1MM / 22 exploitation projects • $8MM operations and other projects • 45-47 Mmcfe/d 2008 expected average production • 46-50 Mmcfe/d 2008 expected exit rate Counties in yellow contain EXCO leasehold interest

EXCO Resources, Inc. PPT-020-AnalystMeet-108 78 Appalachia Central PA 183,466 net acres 361 Bcf e 3P reserv es 3,608 3P drilling locations 2008 drilling – 132 wells Northwest PA 77,401 net acres 97 Bcf e 3P reserv es 921 3P drilling locations 2008 drilling – 29 wells Eastern OH 222,957 net acres 97 Bcf e 3P reserv es 386 3P drilling locations 2008 drilling – 31 wells Northern WV 111,422 net acres 136 Bcf e 3P reserv es 620 3P drilling locations 2008 drilling – 19 wells Southern WV 156,188 net acres 108 Bcf e 3P Reserves 361 3P drilling locations 2008 Drilling – 6 wells New Albany Shale 32,205 net acres 16 Bcf e 3P reserv es 136 3P drilling locations 2008 drilling – 30 wells Overpressured Marcellus • Ov er 180,000 net acres in core area • Ov er 350,000 total prospective net acres in the play • 2008 drilling – 7 to 10 vertical wells and 4 horizontal wells Low-risk and Potential Upside

EXCO Resources, Inc. PPT-020-AnalystMeet-108 79 Appalachian Region 2008 Capital Program Drilling, Exploitation and Operations & Other Capital 87% 12% 1% Exploitation $1 MM (22 Projects) Drilling & Completion $60 MM (247 Projects) Operations & Other $8 MM Drilling & Completion and Exploitation Unrisked Risked(1) 2008 Investment – Millions $ 61 $ 61 Total Investment – Millions $ 61 $ 61 Reserves Developed - Bcfe 32 29 Finding Cost – per Mcfe $ 1.86 $ 2.13 Rate of Return(2) 27% 22% TOTAL: $69 MM (1) Reserves and production reduced to 90% for development (2) Economics based on flat $50 per bbl oil and $7 per Mcf natural gas, with no escalations

EXCO Resources, Inc. PPT-020-AnalystMeet-108 80 Shallow Appalachia Drilling Economics Central Pennsylvania • Average WI 100% • Average NRI 88% • Mcfe/d IP 80 - 85 • Mcfe/d 1st Month 80 • % gas / % oil 100 / 0 • IRR @ $8 gas and $60 oil 29% Typical Well Gross Net Cost - Thousands $265 $265 Reserves - Mmcfe 110 96 Year 1 Year 2 Year 3 Year 4 Year 5 5yr Cum. Terminal Decline Annual Gross Production - Mmcfe 19.3 11.0 8.0 6.3 5.3 49.9 5% Daily Gross Production - Mcfe/d 53 30 22 17 14 % of EUR 17.5 10.0 7.3 5.8 4.8 45.4

EXCO Resources, Inc. PPT-020-AnalystMeet-108 81 Shallow Appalachia Exploitation Economics Artificial Lift Enhancement • Average WI 100% • Average NRI 88% • Mcfe/d IP 15 - 25 • Mcfe/d 1st Month 20 • % gas / % oil 100 / 0 • IRR @ $8 gas and $60 oil 100+% Typical Well Gross Net Cost - Thousands $43 $43 Reserves - Mmcfe(1) 49 43 Year 1 Year 2 Year 3 Year 4 Year 5 5yr Cum. Terminal Decline Annual Gross Production - Mmcfe 6.1 4.0 3.1 2.6 2.2 18.0 5% Daily Gross Production - Mcfe/d 17 11 8 7 6 % of EUR 17.5 10.0 7.3 5.8 4.8 45.4 (1) Reserves and production represent incremental volumes

EXCO Resources, Inc. PPT-020-AnalystMeet-108 82 Appalachia Potential Marcellus Shale Industry Activity • Significant PA activity from extreme SW (Washington Co.) to extreme NE (Susquehanna Co.) • Large and small companies are active – Range, Atlas, Cabot, EOG, Chief, Chesapeake • Vertical & horizontal w ellbores • Dual-lateral horizontals permitted • Barnett-style fracturing the norm • 5,500’ to 8,000’ target depths of new drilling to date • EXCO has over 350,000 acres in this area of the play EXCO’s Upside • EXCO’s Marcellus opportunity over 2.5 Tcfe • Overpressured Marcellus acreage – 192,027 (Gross) 185,830 (Net) • Total Marcellus acreage – 350,000+ (Net) NEW PERMITS AND LEASING RECENT HORIZONTAL ACTIVITY

EXCO Resources, Inc. PPT-020-AnalystMeet-108 83 Appalachia • 7-10 vertical tests planned 2008 – Successful testing conducted on 4 vertical wells 2007 • 4 horizontal tests planned 2008 – 1st spud in Q2 – Plan to core vertical pilot well – Expected completion by late Q3 • Active leasing program • Discussing joint venture potential with numerous parties 2008 Planned Marcellus Shale Activity

PPT-020-AnalystMeet-108 Question & Answer

PPT-020-AnalystMeet-108 Non-GAAP Reconciliations

EXCO Resources, Inc. PPT-020-AnalystMeet-108 86 Non-GAAP Reconciliations Condensed consolidated EBITDA and adjusted EBITDA reconciliations (Unaudited, in thousands) Three months ended Sept. 30, 2007 Net income (loss) $56,462 Interest expense 36,523 Income tax expense 60,774 Depreciation, depletion and amortization 109,325 EBITDA(1) $263,084 Accretion of discount on asset retirement obligations 1,324 Non-cash change in fair value of derivative financial instruments (52,003) Stock based compensation expense 2,263 Equity in net income of TXOK Acquisition, Inc. - Adjusted EBITDA(1) $214,668

FFT-020-Aa2g Meet 108

Non-GAAP Reconciliations

Condensed consolidated EBITDA and adjusted EBITDA reconciliations

(Unaudited in thousands)	Years Ended December 31 2004	2005	2006
Net income (loss)	$ 6.0	$ 1.2	$ 139.0
Interest expense	34.6	46.1	84.9
Income tax expense (benefit)	5.1	(56.1)	89.4
Depreciation, depletion and amortization	28.5	38.8	135.7
EBITDA [1]	74.4	30.0	449.0
Accretion of discount on asset retirement obligations	0.8	0.8	2.0
Non-cash change in fair value of derivative financial instruments	24.3	92.4	(169.2)
Commodity price risk management contracts termination expense	-	52.6	-
Stock-based compensation expense	-	46.3	6.5
Equity in net income of TXOK Acquisition, Inc	-	(0.8)	(1.6)
Non-recurring Equity Buyout options and other settlements	-	29.6	-
Income from discontinued operations	(25.9)	(122.0)	-
Adjusted EBITDA [1]	$ 73.5	$ 128.9	$ 286.7

(1) Earnings before interest, taxes, depreciation, depletion and amortization, or "EBITDA" represents net income adjusted to exclude interest expense, income taxes, depreciation, depletion and amortization. "Adjusted EBITDA" represents EBITDA adjusted to exclude accretion of discount on asset retirement obligations, non-cash changes in the fair value of derivative financial instruments, commodity price risk management contracts termination expense, stock based compensation expense, equity in net income of TXOK Acquisition, Inc., non-recurring Equity Buyout options and other settlements and income from discontinued operations We have presented Adjusted EBITDA because it is the financial measure that is used in covenant calculations required under our credit agreements and compliance with the liquidity and debt covenants included in these agreements are considered material to us. Our computations of EBITDA and Adjusted EBITDA may differ from computations of similarly titled measures of other companies due to differences in the inclusion or exclusion of items in our computations as compared to those of others. EBITDA and Adjusted EBITDA are measures that are not prescribed by generally accepted accounting principles, or GAAP. EBITDA and Adjusted EBITDA specifically exclude changes in working capital, capital expenditures and other items that are set forth on a cash flow statement presentation of a company's operating, investing and financing activities. As such, we encourage investors not to use these measures as substitutes for the determination of net income, net cash provided by operating activities or other similar GAAP measures.

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